Sub-Item 77Q1(e)

Copies of any new or amended Registrant investment advisory contracts:

Amended Schedule A to the Investment Advisory Agreement (amended as of November 15, 2012). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on December
12, 2012 (Accession Number 0001193125-12-503314).